EXHIBIT 99.1
CONSULTING AGREEMENT
     THIS CONSULTING AGREEMENT (the “Agreement”), is made and dated as of February 19, 2006, by and between ADVANCED VIRAL RESEARCH CORP., a Delaware corporation (the “Company”), and Elma S. Hawkins, PhD., an individual (collectively, the “Consultant”).
WITNESSETH:
     WHEREAS, Consultant was the President and Chief Executive of the Company from February 18, 2004 through February 18, 2006;
     WHEREAS, the Company desires that Consultant continue to provide certain services to the Company on the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained, each intending to be legally bound, Consultant and the Company covenant and agree as follows:
     1. Duties. In consideration of the payments to be made by the Company to Consultant as provided in Section 2 below, Consultant shall during the Term (as hereinafter defined) provide consulting services to the Company on such matters pertaining to the business of the Company as may, from time to time, be requested of her by the Chairman of the Board of Directors of the Company or his designee (the “Chairman”). In this regard, Consultant shall be available throughout the Term at reasonable times, and upon reasonable notice, to meet with the Chairman or his designee for the purpose of providing such consulting services. Further, Consultant shall, in connection with such consulting services and subject to reasonable scheduling conflicts, if any, attend such meetings, consult with such persons and engage in such activities to promote the business and image of the Company, as the Chairman shall reasonably request; provided, however, that Consultant shall only be obligated to perform only those services which the Chairman believes, in good faith, to be fairly requested and to be of benefit to the Company. Notwithstanding anything contained herein to the contrary, Consultant shall not be expected to perform her services hereunder other than by telephone or email unless she is given at least 48 hours prior notice to be present at the offices of the Company.
2. Compensation.
          (a) For the consulting services to be provided by the Consultant hereunder, the Company shall pay to the Consultant Three Hundred Twenty-five Dollars ($325) per hour worked for the Company (the “Consulting Fee”). Consultant shall invoice the Company for the consulting services and the Company shall pay the Consulting Fee to Consultant within thirty (30) days of the receipt of the invoice.
          (b) In the Company’s sole discretion, Consultant may be entitled to an additional fee for her services in connection with the consummation by the Company of a merger or acquisition transaction.
          (c) In performing her consulting services hereunder, Consultant shall be an independent contractor and shall not be, or be deemed to be, an employee or agent of the Company. Except as may be specifically authorized in a writing in advance by the Chairman, Consultant shall have no right or authority to act for or on behalf of the Company or otherwise to enter into any agreements or make any commitments with third parties binding upon the Company.
          (d) The amounts payable under Section 2(a) or (b) above shall be paid without deduction for state or federal withholding taxes, social security or other like sums and, by virtue of being an independent contractor hereunder, Consultant alone shall be responsible for the payment of all such taxes and sums levied or assessed with respect to the amounts paid to Consultant hereunder; provided, however, if it is determined that Consultant is an employee for purposes of the Federal Insurance Contributions Act, federal or state unemployment compensation taxes or other like taxes or levies, notwithstanding her status as an independent contractor hereunder, Consultant shall not be liable for any such taxes or levies to the extent they are by applicable law imposed on employers and not withheld from employee compensation.
          (e) Consultant shall be entitled to receive reimbursement for all reasonable expenses incurred by her in connection with the fulfillment of her duties hereunder upon presentation of appropriate vouchers therefor, provided that Consultant has complied with all reasonable policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Company.
     3. Term. The term of this Agreement shall begin on the date hereof (the “Effective Date”) and shall end ninety (90) days thereafter (the “Initial Term”), unless renewed or terminated in accordance with the terms of this Agreement. The Initial Term shall be extended by successive sixty (60) day terms unless either the Company or the Consultant notify the other in writing of its intent not to extend the term within 10 days of the end of the then existing term.
          (a) Termination. Upon termination of this Agreement, the Company shall have no further obligation to Consultant other than the payment of the Consulting Fee and any reimbursements through the date of termination to the extent not theretofore paid.
4. Restrictive Covenants.
          (a) Confidential Information. Pursuant to an Employment Contract (the “Employment Contract”) between the Company and the Consultant dated February 10, 2004. the Consultant is subject to certain covenants relating to the Company’s confidential information as such term is defined in the Employment Contract (“Confidential Information”). The Consultant’s covenants in the Employment Contract shall apply to any Confidential Information received by the Consultant during the Term as if such covenants were included herein.
          (b) Return of Information. Immediately upon (i) the termination of Consultant’s relationship with the Company; or (ii) a request by the Company at any time, Consultant will turn over to the Company all Confidential Information of the Company and all documents or media containing any such Confidential Information and any and all copies or extracts thereof. Consultant understands that nothing herein requires the disclosure of any Confidential Information of the Company, which shall be disclosed if at all solely at the option of the Company.
          (c) Publicity. Except to the extent required by law or with the consent of the parties hereto, neither party shall disclose the existence or subject matter of the business relationship contemplated by this Agreement.
          (d) Injunctive Relief. The Consultant acknowledges that disclosure of any Confidential Information by her will give rise to irreparable injury to the Company or the owner of such information, inadequately compensable in damages. Accordingly, the Company or such other party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings without the posting of a bond, in addition to any other legal remedies which may be available, and to be indemnified by Consultant from any loss or harm, including, without limitation, attorneys’ fees, in connection with any breach or enforcement of Consultant’s obligations hereunder or the unauthorized use or release of any such Confidential Information. The Consultant further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company’s legitimate business interests and are reasonable in scope and content. Consultant will notify the Company in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid, or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.
          (e) Non-Competition. The Consultant acknowledges that she is subject to certain non-competition covenants pursuant to the Employment Contract. .
          (f) Securities Laws; Standstill. Consultant hereby acknowledges that Consultant is aware that the United States securities laws restrict persons with material non-public information about a company from purchasing or selling securities of such company or from communicating such information to a third party under circumstances in which it is reasonably foreseeable that such third party is likely to purchase or sell such securities. Without limiting the generality of the foregoing, Consultant further agrees that none of the Confidential Information or any other information provided by the Company to, or received by, Consultant will be used by Consultant, or disclosed to others for use, in connection with purchasing, selling or trading in the Company’s securities in any manner that is in violation of legal or regulatory restrictions applicable from time to time, and Consultant acknowledges a duty not to purchase, sell or trade in securities on the basis of any material “inside” information that is not publicly known.
          (g) No License. This Agreement shall not by implication or otherwise be construed as (i) a grant, or an obligation to grant, a license or right to Consultant; or (ii) an obligation of either party to enter into any other contractual relationship.
          (h) Enforceable. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of the Consultant against the Company whether predicated on this Agreement or otherwise.
     5. Indemnification. The Company agrees to indemnify, defend and hold harmless Consultant from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind and nature whatsoever where Consultant has acted as an agent of the Company (the “Claims”) that may be imposed on, incurred by or asserted against Consultant relating to or arising from the services provided by Consultant as an agent of the Company under this Agreement, provided that the Company shall have no obligation to indemnify Consultant to the extent a Claim, as determined by a court of competent jurisdiction, results from (i) the gross negligence or willful misconduct of Consultant; or (ii) a breach by the Consultant of a material term of this Agreement. The obligation of the Company hereunder is conditioned upon the Consultant’s providing the Company with prompt notification upon receipt of notice of any Claims, and permitting the Company and its attorneys and personnel to handle and control the defense of such Claims, including pretrial, trial or settlement, and Consultant shall use good faith efforts to cooperate and assist in such defense.
     6. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Consultant:	Elma S. Hawkins, PhD. 84 Foxhollow Lane Southampton, NY 11969 With a copy to: P.O. Box 2717, Southampton NY 11969

If to the Company:	Advanced Viral Research Corp. 200 Corporate Boulevard South Yonkers, NY 10107
or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
     7. Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.
     8. Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Consultant and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of; or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereto have been made by either party which are not set forth expressly in this Agreement.
     9. Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.
     10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Executed counterparts of this Agreement may be delivered by the parties via facsimile transmission.
     11. Assignment. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that nothing herein shall limit Consultant from assigning or transferring, by pledge, creation of a security interest or otherwise, any or all of Consultant’s right to receive the Consulting Fee.
     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.
     IN WITNESS WHEREOF, Consultant has executed and delivered this Agreement, and the Company has caused this Agreement to be executed and delivered, all as of the day and year first above set forth.

ADVANCED VIRAL RESEARCH CORP.
By:	/s/ Eli Wilner
	Name:	Eli Wilner
Its: Chief Executive Officer

/s/ Elma S. Hawkins, PhD.
Elma S. Hawkins, PhD.

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